CANCELLATION OF STRATEGIC PARTNERSHIP AGREEMENT

BETWEEN:
VIKING INVESTMENTS GROUP LLC, (VIKING) a Nevada corporation The Exchange Building, 299 TongRen, 10th Floor, Shanghai, 200040, P.R. China

AND:
SINOCUBATE, INC. (SINOCUBATE) a Nevada corporation, 65 Broadway, 7th Floor New York, NY 10006, USA
It is hereby mutually agreed between VIKING and SINOCUBATE, effective as of March 26, 2010, to cancel the strategic partnership agreement entered into on December 19, 2009.

In conjunction with the termination, the directors appointed thereby, Mr. Philip Wan and Mr. Yung Kong Chin, were required to resign as directors of the Company.

It is hereby specifically noted that no shares of Renhuang has been transferred from VIKING to SINOCUBATE and that SINOCUBATE has issued no shares to VIKING.

It is further agreed to that neither SINOCUBATE nor VIKING has any monetary or other demand on the other related to this cancellation.

VIKING INVESTMENTS GROUP LLC